UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 21, 2019

Date of Report (Date of earliest event reported)

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2019, the Board of Directors of MiMedx Group, Inc. (the “Company”) granted two awards to Edward Borkowski, EVP and Interim Chief Financial Officer. The awards were contemplated, but not granted, at the time Mr. Borkowski joined the Company. The first award is 100,000 shares of restricted stock, one-third of which vests immediately, another third vests on the first anniversary of the date of grant, and the last third vests on the second anniversary of the date of grant. The second award is 103,305 shares of restricted stock, which vests pro rata annually over two years.

In addition, the Board increased Mr. Borkowski’s annual salary to $600,000, effective as of January 1, 2019; his target annual performance bonus to 65% of his base salary; and his target annual long-term equity incentive award to 275% of his annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2019	MIMEDX GROUP, INC.

	By:	/s/ Alexandra O. Haden
Alexandra O. Haden General Counsel & Secretary